Exhibit 99.1

Stephen I. Chazen Elected to Occidental Board of Directors as Non-Executive Chairman

HOUSTON – March 24, 2020 – Occidental Petroleum Corporation (NYSE: OXY) announced today that Stephen I. Chazen, the Chairman and Chief Executive Officer of Magnolia Oil and Gas Corporation, effective March 18, 2020, has been elected to its Board of Directors as Chairman of the Board.

Mr. Chazen has more than 30 years of experience in the oil and gas industry. Prior to founding the NYSE listed Magnolia Oil and Gas Corporation in 2018, Mr. Chazen served as Chief Executive Officer of Occidental from 2011 to his retirement in 2016 and as a director from 2010 to 2017.

“We are delighted to welcome Steve back to the Occidental family at this pivotal moment for the Company.  Steve brings unique perspective and experience to the Board gained through his service as Occidental’s Chief Executive Officer and his subsequent position as Chief Executive Officer of Magnolia Oil and Gas Corporation,” said Jack Moore, Independent Vice Chairman. “Steve oversaw a sustained period of value creation during his more than 20 years as an executive officer at Occidental, including five years as Chief Executive Officer, and has continued to expand his skill set after leaving the Company by leading a special purpose acquisition company through its initial public offering, initial business combination and emergence as a publicly-traded oil and gas exploration and production company. Steve’s deep knowledge of Occidental and decades of operational and financial leadership in the industry will benefit the Board and add valuable insight as Occidental continues to focus on generating returns for shareholders and managing this challenging macroeconomic environment.”

Regarding his appointment to the Board, Mr. Chazen stated, “The current macroenvironment is among the most difficult I have seen in my career. I am confident that the Board and this management team, led by Vicki Hollub, have the operational experience to guide Occidental through the challenges ahead, and my goal is to help them succeed. My primary focus and occupation remains as serving in the role of CEO of Magnolia.  I will not serve as an employee or executive of Occidental on any basis, whether interim or permanent.  It should be noted that Magnolia is a medium sized, South Texas focused, oil and gas producer.  Its principles are a controlled capital spending program, moderate production growth and low financial leverage.  This results in a sizeable portion of Magnolia’s cash flow being undesignated.”

Prior to serving as Chief Executive Officer of Occidental, Mr. Chazen served as Chief Operating Officer and Chief Financial Officer and in other roles dating back to his joining the company in 1994. Prior to joining Occidental, Mr. Chazen served as Managing Director in Corporate Finance and Mergers and Acquisitions at Merrill Lynch. Mr. Chazen is a former Chairman of the Board of the American Petroleum Institute and he currently serves on the Board of Advisors of the Baker Institute, the Board of Regents of the University of Houston, and he is a Director of Houston Methodist Institute for Academic Medicine, the Williams Companies and the National Park Foundation. Mr. Chazen holds a Ph.D. in Geology from Michigan State University, a master's degree in Finance from the University of Houston, and a bachelor's degree in Geology from Rutgers College.

About Occidental

Occidental is an international oil and gas exploration and production company with operations in the United States, Middle East and Latin America. We are the leading producer and largest acreage holder in the Permian Basin. Occidental is advancing a lower-carbon future with our subsidiary Oxy Low Carbon Ventures, which promotes innovative technologies that drive cost efficiencies and economically grow our business while reducing emissions. Occidental’s midstream and marketing segment provides flow assurance for our oil and gas segment, while maximizing the value of our products. OxyChem, our chemical subsidiary, is among the top three U.S. producers for the principal products it manufactures and markets. Occidental posts or provides links to important information on our website at oxy.com.

Forward Looking Statements

This communication contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about Occidental’s expectations, beliefs, plans or forecasts. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, many of which involve factors or circumstances that are beyond Occidental’s control. Actual results may differ from anticipated results, sometimes materially, and reported or expected results should not be considered an indication of future performance.

Factors that could cause actual results to differ and that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A "Risk Factors" of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Occidental’s other filings with the U.S. Securities and Exchange Commission (“SEC”).

Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication and, unless legally required, Occidental does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Occidental intends to file with the SEC a proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Occidental’s 2020 Annual Meeting of Stockholders. This communication is not a substitute for any proxy statement or other document that Occidental may file with the SEC in connection with any solicitation by Occidental.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY OCCIDENTAL AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION BY OCCIDENTAL. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Occidental free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Occidental will also be available free of charge by accessing Occidental’s website at www.oxy.com.

Participants

Occidental, its directors and executive officers and other members of management and employees are or will be participants in the solicitations of proxies by Occidental. Information about Occidental’s executive officers and directors, and their ownership of Occidental by security holdings or otherwise, is available in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 28, 2020, in its proxy statement for the 2019 Annual Meeting which was filed with the SEC on March 28, 2019 and in its Form 8-K which was filed with the SEC on January 7, 2020. To the extent holdings of Occidental securities reported in the proxy statement for the 2019 Annual Meeting or in such Form 8-K have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Contacts
Media:
Melissa E. Schoeb
713-366-5615
melissa_schoeb@oxy.com

or

Investors:
Jeff Alvarez
713-215-7864
jeff_alvarez@oxy.com

Dan Burch
MacKenzie Partners, Inc.
212-929-5748
dburch@mackenziepartners.com